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Exhibit 99.17

CONSENT OF NOMINEE TO THE BOARD OF DIRECTORS

        I hereby consent to the reference to me, Mary L. Schiapiro, included in or made a part of the Registration Statement on Form S-4 of Duke Energy Holding Corp., and any amendments thereto.

/s/ MARY L. SCHAPIRO Name: Mary L. Schapiro
Date: January 27, 2006

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  Exhibit 99.17
CONSENT OF NOMINEE TO THE BOARD OF DIRECTORS